Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue
Seattle, Washington 98104

CONTACTS:

	Jeffrey S. Musser	Bradley S. Powell	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3433	(206) 674-3412	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS THIRD QUARTER 2023 EPS OF $1.16

SEATTLE, WASHINGTON - November 7, 2023, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced third quarter 2023 financial results including the following comparisons to the same quarter of 2022:

•
Diluted Net Earnings Attributable to Shareholders per share (EPS1) decreased 54% to $1.16
•
Net Earnings Attributable to Shareholders decreased 59% to $171 million
•
Operating Income decreased 59% to $216 million
•
Revenues decreased 50% to $2.2 billion
•
Airfreight tonnage volume decreased 14% and ocean container volume decreased 15%

“As expected, the deceleration in demand that we have seen since the second half of 2022 continued in the comparable third quarter of 2023,” said Jeffrey S. Musser, President and Chief Executive Officer. “Additionally, rates generally remained soft while capacity exceeded demand in most lanes. The shipping industry has been undergoing a great unwinding of so many of the drivers that led up to the massive mismatch of supply and demand that occurred during the pandemic. As a result, air and ocean capacity is now mostly plentiful and at rates that remain well below the pandemic period. We have also experienced declines in the number of customs brokerage transactions we handled, even as we benefited from lower costs resulting from the gradual clearing of pandemic-related port congestion. In addition, shippers continue to pivot back to ocean freight to reduce costs in an uncertain economy. We have seen shippers generally move smaller volumes in a marketplace that is defined by inflation, high energy costs, an increasingly tentative consumer, and now significant and growing geopolitical uncertainty.

“While we have been through many industry cycles of expansion and contraction before, the pace and extent of this unwinding has been as unpredictable and disruptive as the dislocations that drove our market to such unprecedented peaks in pricing and volumes. We are meeting these conditions head-on and have been re-balancing operations for an environment that is now more like the way things were prior to the COVID disruptions. We have made very deliberate efforts to control costs and to carefully manage our headcount; we do not know how long this cycle of cautious demand and soft rates will last in this uncertain economic environment. While not all markets are soft and rates have even increased in certain lanes, we have yet to see signs of a widespread improvement in rates. Nevertheless, we are encouraged by indications that tonnage and volumes are perhaps flattening or improving. While we continue to adjust for the current environment, we also need to be prepared for the longer term when pricing and capacity conditions stabilize and demand begins to consistently trend higher.”

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

Bradley S. Powell, Senior Vice President and Chief Financial Officer, added, “As the market recalibrates, we are encouraged that both tonnage and volumes increased from the June quarter, marking the first sequential quarterly growth in both tons and volumes since the third quarter of 2022. So long as the economic environment remains uncertain, we will continue to focus on aligning headcount and overhead expenses commensurate with our transactions and volumes. We remain dedicated to improving efficiency, while also preparing for the time when demand shows signs of a sustained recovery. Since December 31, we have decreased headcount by 8%. We also continue to be very mindful of our strong cash position, having now returned more than $2 billion to shareholders in repurchased stock and dividends over the past 12 months.”

Mr. Powell noted that other overhead expenses increased $18 million in the quarter, primarily a result of $14 million in expenses related to indirect tax and other contingencies, compared to a recovery of $11 million in the third quarter of 2022 of costs incurred earlier that year as a result of the February 2022 cyber-attack.

Expeditors is a global logistics company headquartered in Seattle, Washington. The Company employs trained professionals in 176 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

Disclaimer on Forward-Looking Statements:

Certain statements contained in this news release are “forward-looking statements,” based on management’s views with respect to future events and underlying assumptions that involve risks and uncertainties. These forward-looking statements include statements regarding indications that tonnage and volumes are perhaps flattening or improving; our uncertain short-term outlook; a normalized supply chain; shippers pivoting from air freight to ocean freight; falling rates that remain well below the pandemic period; declining volumes; plentiful and in some cases excess air and ocean capacity; shipper uncertainty given the current economic outlook; rising inflation, energy and financing costs; and signs of a slowing economy and drop in demand. Future financial performance could differ materially because of factors such as: our ability to thoughtfully control our headcount and exert other efforts to align our costs; our ability to re-balance operations for an environment that is now more like the way things were prior to the COVID disruptions; our ability to improve our efficiency; our ability to predict when operating conditions may eventually stabilize and demand and volumes begin to recover and grow; our ability to leverage the strength of our carrier relationships; the strength of our non-asset-based operating model; our ability to align expenses with revenues and to enhance our productivity; our ability to maintain our existing accounts and gain new business; our ability to invest in our strategic efforts to explore new areas for profitable growth; and our ability to remain a strong, healthy, unified and resilient organization. The normalizing of the supply chain at the end of the pandemic, along with the current uncertainty in the global economy, could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K, including, without limitation, those related to the success of our strategy and desire to maintain historical unitary profitability, our ability to attract and retain customers, our ability to manage costs, interruptions to our information technology systems, the ability of third-party providers to perform and potential litigation as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and the Company’s most recent Form 10-Q. The forward-looking statements contained in this news release speak only as of this date and the Company does not assume any obligation to update them except as required by law.

_______________________

1Diluted earnings attributable to shareholders per share.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

Expeditors International of Washington, Inc.

Third Quarter 2023 Earnings Release, November 7, 2023

Financial Highlights for the three months ended September 30, 2023 and 2022 (Unaudited)

(in 000's of US dollars except share data)

	Three months ended September 30,			Nine months ended September 30,
	2023	2022	% Change	2023	2022	% Change
Revenues	$2,190,001	$4,362,146	(50)%	$7,022,342	$13,629,756	(48)%
Directly related cost of transportation and other expenses [1]	$1,402,111	$3,194,273	(56)%	$4,540,396	$10,151,332	(55)%
Salaries and other operating expenses [2]	$571,821	$640,950	(11)%	$1,741,411	$1,983,759	(12)%
Operating income [3]	$216,069	$526,923	(59)%	$740,535	$1,494,665	(50)%
Net earnings attributable to shareholders	$171,353	$414,209	(59)%	$594,164	$1,138,123	(48)%
Diluted earnings attributable to shareholders per share	$1.16	$2.54	(54)%	$3.92	$6.84	(43)%
Basic earnings attributable to shareholders per share	$1.16	$2.56	(55)%	$3.95	$6.90	(43)%
Diluted weighted average shares outstanding	148,001	163,250		151,619	166,398
Basic weighted average shares outstanding	147,099	162,029		150,543	164,944

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings. In the three months ended September 30, 2023, includes $14 million of expense related to indirect tax and other contingencies.

3Operating income in the three months ended September 30, 2022 includes recoveries of $18 million of expense related to the Company's global systems downtime and investigation, recovery and remediation efforts caused by a targeted cyber-attack that occurred in the first quarter of 2022. In the nine months ended September 30, 2022, operating income includes $70 million in expenses incurred as a result of the cyber-attack. In the three and nine months ended September 30, 2023, amounts related to the cyber-attack recorded in Operating Income were insignificant.

During the three and nine months ended September 30, 2023, we repurchased 2.6 million and 10.5 million shares of common stock at an average price of $116.29 and $113.97 per share. During the three and nine months ended September 30, 2022 we repurchased 4.5 million and 9.5 million shares of common stock at an average price of $103.56 and $106.84 per share.

	Employee Full-time Equivalents as of
	September 30, 2023	December 31, 2022	September 30, 2022
North America	6,975	7,778	7,819
Europe	3,811	4,228	4,167
North Asia	2,290	2,448	2,485
South Asia	1,709	1,851	1,843
Middle East, Africa and India	1,440	1,540	1,538
Latin America	753	859	852
Information Systems	1,239	1,173	1,144
Corporate	408	425	421
Total	18,625	20,302	20,269

	Third quarter year-over-year percentage decrease in:
2023	Airfreight kilos	Ocean freight FEU
July	(15)%	(14)%
August	(15)%	(15)%
September	(12)%	(17)%
Quarter	(14)%	(15)%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on November 10, 2023 will be considered in management's 8-K “Responses to Selected Questions.”

___________________________________

NOTE: See Disclaimer on Forward-Looking Statements in this release.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	September 30, 2023	December 31, 2022
Assets:
Current Assets:
Cash and cash equivalents	$1,639,428	$2,034,131
Accounts receivable, less allowance for credit loss of $5,724 at September 30, 2023 and $9,466 at December 31, 2022	1,458,983	2,107,645
Deferred contract costs	223,768	257,545
Other	189,737	118,696
Total current assets	3,511,916	4,518,017
Property and equipment, less accumulated depreciation and amortization $579,961 at September 30, 2023 and $567,758 at December 31, 2022	480,924	501,916
Operating lease right-of-use assets	506,981	507,503
Goodwill	7,927	7,927
Deferred federal and state income taxes, net	50,796	37,449
Other assets, net	19,577	17,622
Total assets	$4,578,121	$5,590,434
Liabilities:
Current Liabilities:
Accounts payable	$846,461	$1,108,996
Accrued liabilities, primarily salaries and related costs	423,685	479,262
Contract liabilities	283,797	323,101
Current portion of operating lease liabilities	99,876	95,621
Federal, state and foreign income taxes	13,226	47,075
Total current liabilities	1,667,045	2,054,055
Noncurrent portion of operating lease liabilities	419,602	422,844
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding: 145,386 shares at September 30, 2023 and 154,313 shares at December 31, 2022	1,454	1,543
Additional paid-in capital	—	139
Retained earnings	2,701,386	3,310,892
Accumulated other comprehensive loss	(213,060)	(202,553)
Total shareholders’ equity	2,489,780	3,110,021
Noncontrolling interest	1,694	3,514
Total equity	2,491,474	3,113,535
Total liabilities and equity	$4,578,121	$5,590,434

8-November-2023	Expeditors International of Washington, Inc.	Page 4 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Revenues:
Airfreight services	$724,331	$1,480,955	$2,380,405	$4,682,076
Ocean freight and ocean services	560,281	1,684,579	1,851,389	5,420,471
Customs brokerage and other services	905,389	1,196,612	2,790,548	3,527,209
Total revenues	2,190,001	4,362,146	7,022,342	13,629,756
Operating Expenses:
Airfreight services	516,519	1,104,812	1,707,568	3,459,861
Ocean freight and ocean services	387,670	1,343,355	1,277,159	4,345,963
Customs brokerage and other services	497,922	746,106	1,555,669	2,345,508
Salaries and related	412,505	499,341	1,290,911	1,546,503
Rent and occupancy	58,387	52,715	174,224	155,241
Depreciation and amortization	15,607	15,187	46,374	42,416
Selling and promotion	6,149	6,239	18,847	16,174
Other	79,173	67,468	211,055	223,425
Total operating expenses	1,973,932	3,835,223	6,281,807	12,135,091
Operating income	216,069	526,923	740,535	1,494,665
Other Income (Expense):
Interest income	17,156	7,835	53,723	12,447
Interest expense	(1,601)	(470)	(4,641)	(1,031)
Other, net	267	568	9,035	8,762
Other income, net	15,822	7,933	58,117	20,178
Earnings before income taxes	231,891	534,856	798,652	1,514,843
Income tax expense	61,048	120,694	206,018	368,975
Net earnings	170,843	414,162	592,634	1,145,868
Less net (losses) earnings attributable to the noncontrolling interest	(510)	(47)	(1,530)	7,745
Net earnings attributable to shareholders	$171,353	$414,209	$594,164	$1,138,123
Diluted earnings attributable to shareholders per share	$1.16	$2.54	$3.92	$6.84
Basic earnings attributable to shareholders per share	$1.16	$2.56	$3.95	$6.90
Weighted average diluted shares outstanding	148,001	163,250	151,619	166,398
Weighted average basic shares outstanding	147,099	162,029	150,543	164,944

8-November-2023	Expeditors International of Washington, Inc.	Page 5 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Operating Activities:
Net earnings	$170,843	$414,162	$592,634	$1,145,868
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for losses on accounts receivable	1,411	5,570	2,316	9,917
Deferred income tax benefit	(6,418)	(3,070)	(7,942)	(14,928)
Stock compensation expense	15,879	14,175	46,962	51,296
Depreciation and amortization	15,607	15,187	46,374	42,416
Other, net	2,673	1,435	6,396	144
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(53,722)	634,421	629,205	880,364
Increase (decrease) in accounts payable and accrued liabilities	40,919	(350,922)	(311,990)	(343,902)
(Increase) decrease in deferred contract costs	(56,917)	226,087	28,870	437,155
Increase (decrease) in contract liabilities	74,701	(249,895)	(33,549)	(488,826)
Decrease in income taxes payable, net	(4,017)	(31,397)	(97,743)	(78,568)
(Increase) decrease in other, net	(10,979)	(5,369)	(6,695)	2,040
Net cash from operating activities	189,980	670,384	894,838	1,642,976
Investing Activities:
Purchase of property and equipment	(7,993)	(15,928)	(28,600)	(68,498)
Other, net	10	(590)	(209)	(645)
Net cash from investing activities	(7,983)	(16,518)	(28,809)	(69,143)
Financing Activities:
Payments on borrowings on lines of credit	(1,491)	(21,117)	(33,636)	(29,601)
Proceeds from borrowings on lines of credit	8,404	—	26,953	56,545
Proceeds from issuance of common stock	61,841	61,885	80,305	73,318
Repurchases of common stock	(298,103)	(469,041)	(1,199,294)	(1,018,106)
Dividends Paid	—	—	(102,263)	(109,828)
Payments for taxes related to net share settlement of equity awards	—	—	(19,501)	(19,333)
Distribution to noncontrolling interest	—	(543)	—	(543)
Net cash from financing activities	(229,349)	(428,816)	(1,247,436)	(1,047,548)
Effect of exchange rate changes on cash and cash equivalents	(11,807)	(47,487)	(13,296)	(100,443)
Change in cash and cash equivalents	(59,159)	177,563	(394,703)	425,842
Cash and cash equivalents at beginning of period	1,698,587	1,976,971	2,034,131	1,728,692
Cash and cash equivalents at end of period	$1,639,428	$2,154,534	$1,639,428	$2,154,534
Taxes Paid:
Income taxes	$61,603	$150,960	$306,059	$465,711

8-November-2023	Expeditors International of Washington, Inc.	Page 6 of 7

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended September 30, 2023:
Revenues	$784,503	106,293	47,327	515,340	207,006	410,904	119,849	(1,221)	2,190,001
Directly related cost of transportation and other expenses[1]	$421,432	63,671	28,409	398,681	145,292	263,524	81,643	(541)	1,402,111
Salaries and other operating expenses[2]	$261,323	38,275	16,405	66,546	42,138	120,436	27,351	(653)	571,821
Operating income (loss)	$101,748	4,347	2,513	50,113	19,576	26,944	10,855	(27)	216,069
Identifiable assets at period end	$2,572,404	200,711	110,708	512,746	217,018	726,729	260,619	(22,814)	4,578,121
Capital expenditures	$3,762	302	84	168	409	1,369	1,899	—	7,993
Equity	$1,797,123	46,264	54,096	225,229	91,712	154,617	161,882	(39,449)	2,491,474
For the three months ended September 30, 2022:
Revenues	$1,244,515	140,622	68,057	1,489,331	518,780	637,411	264,518	(1,088)	4,362,146
Directly related cost of transportation and other expenses[1]	$742,826	80,116	41,638	1,250,872	416,817	453,248	209,248	(492)	3,194,273
Salaries and other operating expenses[2]	$314,442	30,151	15,057	98,758	37,577	109,308	36,181	(524)	640,950
Operating income	$187,247	30,355	11,362	139,701	64,386	74,855	19,089	(72)	526,923
Identifiable assets at period end	$3,553,279	272,527	137,472	915,895	421,148	1,020,756	322,160	(35,711)	6,607,526
Capital expenditures	$9,278	556	419	581	426	3,619	1,049	—	15,928
Equity	$2,430,632	129,346	59,494	304,496	180,855	289,595	140,147	(43,172)	3,491,393

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the nine months ended September 30, 2023:
Revenues	$2,535,945	326,398	151,994	1,607,788	631,001	1,386,284	386,524	(3,592)	7,022,342
Directly related cost of transportation and other expenses[1]	$1,387,511	201,984	90,139	1,238,996	437,392	924,592	261,482	(1,700)	4,540,396
Salaries and other operating expenses[2]	$785,282	108,892	52,172	205,976	132,984	373,004	85,003	(1,902)	1,741,411
Operating income	$363,152	15,522	9,683	162,816	60,625	88,688	40,039	10	740,535
Identifiable assets at period end	$2,572,404	200,711	110,708	512,746	217,018	726,729	260,619	(22,814)	4,578,121
Capital expenditures	$15,829	932	360	1,110	744	6,688	2,937	—	28,600
Equity	$1,797,123	46,264	54,096	225,229	91,712	154,617	161,882	(39,449)	2,491,474
For the nine months ended September 30, 2022:
Revenues	$3,751,102	390,220	191,900	4,840,822	1,776,355	1,871,509	811,147	(3,299)	13,629,756
Directly related cost of transportation and other expenses[1]	$2,303,428	230,154	118,793	4,054,319	1,463,173	1,335,267	647,510	(1,312)	10,151,332
Salaries and other operating expenses[2]	$962,817	86,328	42,654	326,767	121,634	333,971	111,481	(1,893)	1,983,759
Operating income	$484,857	73,738	30,453	459,736	191,548	202,271	52,156	(94)	1,494,665
Identifiable assets at period end	$3,553,279	272,527	137,472	915,895	421,148	1,020,756	322,160	(35,711)	6,607,526
Capital expenditures	$45,149	2,672	705	1,878	1,152	13,343	3,599	—	68,498
Equity	$2,430,632	129,346	59,494	304,496	180,855	289,595	140,147	(43,172)	3,491,393

1 Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2 Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion and Other as shown in the Condensed Consolidated Statements of Earnings.

8-November-2023	Expeditors International of Washington, Inc.	Page 7 of 7